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                                                                    Exhibit 10.3

English translation

                    EMPLOYMENT AGREEMENT (ANNUAL SALARY BASE)

Gmarket Inc. ("G-Market") and Young Bae Ku ("YBK") agree on YBK's annual salary as follows, covenant to faithfully comply with the agreed matters and enter into this Employment Agreement.

1. Personal Data

Department   Executive   Resident I.D. No.  660223-1628413   Name   Young Bae Ku

2. Annual Salary

Section                 Details                                          Remarks
-------                 -------                                          -------
Annual Salary           100,000,000 Korean Won

Term of the Agreement   From January 1, 2005 through December 31, 2005

Payment Method          An amount of 1/12 of the annual salary to be
                        paid on the 25th day of every month.

3. Other Allowances: The foregoing amount includes overtime work/holiday work/night time work allowances, meal cost and owner-driver's allowance, etc., which shall not be additionally payable. Any relevant matters shall be in accordance with the regulations including the Employment Regulations of G-Market.

4. Severance Allowance: Severance allowance shall be in principle paid to employees and officers who have worked for G-Market continuously for at least one year and the details shall be in accordance with the Severance Payment Regulations of G-Market.

5. Termination: Even during the term of this Agreement, this Agreement may be terminated due to YBK's gross negligence and in accordance with the punitive regulations.

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7. YBK agrees to G-Market's annual salary system and shall not disclose his own annual salary as fixed under this Agreement to others and shall not do any acts to be informed of any others' annual salary.

8. In case YBK violates this Agreement, YBK shall not raise any objection to any and all disadvantages arising there from.

9. Any other matters, which are not provided by this Agreement, shall be in accordance with the regulations of G-Market.

                                 January 1, 2005

GMARKET Inc.                            Young Bae Ku
Young Bae Ku, Representative Director   Executive


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